Exhibit 10.58

Notice of Grant of Stock Options	ESS TECHNOLOGY, INC
and Option Agreement	ID: 94-2928582
48401 Fremont Boulevard
Fremont, CA 94538
(510) 492-1088

[Name of Optionee]	Option Number:
[Address of Optionee]	Plan: 95
ID:

Effective [Grant Date], you have been granted a(n) [Incentive Stock Option] [Non-Qualified Stock Option] to buy [Number] shares of ESS TECHNOLOGY, INC. (the “Company”) stock at $[Option Price] per share.

The total option price of the shares granted is $[Total Grant Price].

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

ESS TECHNOLOGY, INC.	Date

[Name of Optionee]	Date

Date:

Time:

ESS TECHNOLOGY, INC.

1995 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

     This Stock Option Agreement (this “Agreement”) is made and entered into pursuant to the Company’s 1995 Equity Incentive Plan, as amended (the “Plan”), as of the date of grant (the “Date of Grant”) set forth in the Notice of Grant of Stock Options and Option Agreement attached hereto (the “Notice”) by and between ESS Technology, Inc., a California corporation (the “Company”), and the Optionee named in the Notice (the “Participant”).

     1. Grant of Option. The Company hereby grants to Participant an option (this “Option”) to purchase up to the total number of shares of Common Stock of the Company set forth in the Notice (collectively, the “Shares”) at the exercise price per share set forth in the Notice (the “Exercise Price”), subject to all of the terms and conditions of this Agreement, the Notice, and the Plan. If designated as an Incentive Stock Option in the Notice, this Option is intended to qualify as an “incentive stock option” (“ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

     2. Vesting; Exercise Period.

        2.1 Vesting of Right to Exercise Option. Subject to the terms and conditions of the Plan, the Notice, and this Agreement, this Option shall become exercisable as to portions of the Shares as set forth in the Notice.

        2.2 Expiration. This Option shall expire on the Expiration Date set forth in the Notice and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 3.

     3. Termination.

        3.1 Termination for Any Reason. If Participant is Terminated for any reason, then this Option, to the extent (and only to the extent) that it would have been exercisable by Participant on the date of Termination, may be exercised by Participant (or Participant’s legal representative) no later than ninety (90) days after the date of Termination, but in any event no later than the Expiration Date.

        3.2 No Obligation to Employ. Nothing in the Plan, the Notice, or this Agreement shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company, or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

     4. Manner of Exercise.

        4.1 Stock Option Exercise Agreement. To exercise this Option, Participant (or in the case of exercise after Participant’s death, Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company from time to time (the “Exercise Agreement”), which shall set forth, inter alia, Participant’s election to exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Participant exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

          4.2 Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. This Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which this Option is then exercisable.

          4.3 Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

(a)	by cancellation of indebtedness of the Company to the Participant;

(b)	by surrender of shares of the Company’s Common Stock that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the open public market; and (3) are clear of all liens, claims, encumbrances or security interests;

(c)	by waiver of compensation due or accrued to Participant for services rendered;

(d)	provided that a public market for the Company’s stock exists, through a “same day sale” commitment from Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby Participant irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

(e)	by any combination of the foregoing.

          4.4 Tax Withholding. Prior to the issuance of the Shares upon exercise of this Option, Participant must pay or provide for any applicable federal or state withholding obligations of the Company. If the Committee permits, Participant may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Participant by deducting the Shares retained from the Shares issuable upon exercise.

          4.5 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Participant, Participant’s authorized assignee, or Participant’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

     5. Compliance with Laws and Regulations. The exercise of this Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. Participant understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

     6. Nontransferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Participant only by Participant. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Participant.

     7. Tax Consequences. Below is a brief summary as of the date of this Option of certain of the federal tax consequences of exercise of this Option and disposition of the Shares under the laws in effect as of the Date of Grant. THIS SUMMARY IS INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

     (a) Incentive Stock Option.

          (i) Tax Treatment upon Exercise and Sale of Shares. If this Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject Participant to the alternative minimum tax in the year of exercise. If Shares issued upon exercise of an ISO are held for at least one year after exercise and are disposed of at least two years after the Option grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal tax purposes. If Shares issued upon exercise of an ISO are disposed of within such one-year period or within two years after the Option grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the fair market value of the Shares on the date of exercise, or (ii) the sale price of the Shares.

          (ii) Notice of Disqualifying Dispositions. With respect to any Shares issued upon exercise of an ISO, if Participant sells or otherwise disposes of such Shares on or before the later of (i) the date two years after the Option grant date, or (ii) the date one year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition. Participant acknowledges and agrees that he or she may be subject to tax withholding by the Company on the compensation income recognized by Participant from the early disposition by payment in cash or out of the current earnings paid to Participant.

     (b) Nonstatutory Stock Option. If this Option does not qualify as an ISO, there may be a regular federal (and state) income tax liability upon the exercise of the Option. Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Participant is an Employee, the Company will be required to withhold from Participant’s compensation or collect from Participant and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise. If Shares issued upon exercise of a Nonqualified Stock Option are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal tax purposes.

     8. Privileges of Stock Ownership. Participant shall not have any of the rights of a shareholder with respect to any Shares until Participant exercises this Option and pays the Exercise Price.

     9. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

     10. Effect of Agreement. Participant acknowledges receipt of a copy of the Plan, the Notice and this Agreement and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Notice and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail. The Option, including the Plan and the Notice, constitutes the entire agreement between Participant and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

     12. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by rapifax or telecopier.

     13. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

     14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to that body of law pertaining to choice of law or conflict of law.

Exhibit A

ESS TECHNOLOGY, INC.
1995 EQUITY INCENTIVE PLAN
STOCK OPTION EXERCISE AGREEMENT

     I hereby elect to purchase the number of shares of Common Stock of ESS TECHNOLOGY, INC. (the “Company”) as set forth below:

Participant:		Number of Shares Purchased:

Address:		Purchase Price per Share:

Aggregate Purchase Price:

Type of Option:	☐ Incentive Stock Option	Date of Option Agreement:

	☐ Nonqualified Stock Option	Exact Name of Title to Shares:

1. Delivery of Purchase Price. Participant hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Stock Option Agreement referred to above (the “Option Agreement”) as follows (check as applicable and complete):

☐	in cash (by check) in the amount of $ , receipt of which is acknowledged by the Company;

☐	by cancellation of indebtedness of the Company to Participant in the amount of $ ;

☐	by delivery of fully-paid, nonassessable and vested shares of the common stock of the Company owned by Participant for at least six (6) months prior to the date hereof (and which have been paid for within the meaning of SEC Rule 144), or obtained by Participant in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $ per share;

☐	by the waiver hereby of compensation due or accrued to Participant for services rendered in the amount of $ ; or

☐	through a “same-day-sale” commitment, delivered herewith, from Participant and the NASD Dealer named therein, in the amount of $ .

2. Market Standoff Agreement. Participant, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by Participant during the period requested by the managing underwriter following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company are required to enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

3. Tax Consequences. PARTICIPANT UNDERSTANDS THAT PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PARTICIPANT’S PURCHASE OR DISPOSITION OF THE SHARES. PARTICIPANT REPRESENTS THAT PARTICIPANT HAS CONSULTED WITH ANY TAX CONSULTANT(S) PARTICIPANT DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

4. Entire Agreement. The Plan, the Notice, and Option Agreement are incorporated herein by reference. This Exercise Agreement, the Notice, the Plan and the Option Agreement constitute the entire agreement and understanding of the parties and supersede in their entirety all prior understandings and agreements of the Company and Participant with respect to the subject matter hereof, and are governed by California law except for that body of law pertaining to choice of law or conflict of law.

Date:
Signature of Participant

2

Spousal Consent

     I acknowledge that I have read the foregoing Stock Option Exercise Agreement (the “Agreement”) and that I know its contents. I hereby consent to and approve all the provisions of the Agreement, and agree that the shares of the Common Stock of ESS Technology, Inc. purchased thereunder (the “Shares”) and any interest I may have in such Shares are subject to all the provisions of the Agreement. I will take no action at any time to hinder operation of the Agreement on these Shares or any interest I may have on them.

Spouse of Participant

Date:

Signature of Spouse

Spouse’s Name

Participant’s Name